Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Aristos Logic Corporation
27051 Towne Center Drive, Suite 290
Foothill Ranch, CA  92610

The Adaptec Foundation
691 S. Milpitas Blvd
Milpitas, CA 95035

Adaptec Far East, Inc.
691 S. Milpitas Blvd
Milpitas, CA 95035

Platys Communications, Inc.
691 S. Milpitas Blvd
Milpitas, CA 95035

Eurologic, Inc.
691 S. Milpitas Blvd
Milpitas, CA 95035

SNAP Appliance, Inc.
691 S. Milpitas Blvd
Milpitas, CA 95035

Adaptec Mfg. (S) Pte. Ltd.
The Adelphi
No.1 Coleman Street
#06-08
Singapore 179803

Adaptec Japan Ltd.
Tokumasu-Building 4F
5-5-5 Higashinakano
Nakano-ku
Tokyo 164-0003
Japan

Adaptec Hong Kong Ltd
c/o Baker & McKenzie
14th Floor, Hutchison House
10 Harcourt Road
Hong Kong SAR

Adaptec (India) Pvt. Ltd.
Office# 940,
Level-9, Raheja Towers,
M.G.Road,
Bangalore - 560001

Aristos Logic Technology India Pvt Ltd
No.8, 2nd Main, 9th Cross, Indiranagar I St Stage,
Bangalore - 560038,
Karnataka, India

Adaptec CI Ltd
c/o Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands

Adaptec Technology Holding Ltd
c/o M&C Corporate Services Limited
PO Box 309GT
Ugland House, South Church St
Georgetown, Cayman Islands

Adaptec Cayman Licensing Ltd.
c/o M&C Corporate Services Limited
PO Box 309GT
Ugland House, South Church St
Georgetown, Cayman Islands

Adaptec Storage Ireland Ltd
70 Sir John Rogerson's Quay
Dublin 2, Ireland

Adaptec Luxembourg Sarl
412F, route d'Esch
L-1030 Luxembourg

Adaptec GmbH
Richard-Reitzner-Allee 8
D-85540 Haar
Germany

ICP vortex Computersysteme GmbH
Konrad-Zuse-Str. 9
D-74172 Neckarsulm
Germany

Adaptec UK, Ltd.
Bldg 4, Archipelago Lyon Way, 1st Floor
Cramberley, Surrey GU16 5ER

Elipsan UK Limited
Bldg 4, Archipelago Lyon Way, 1st Floor
Cramberley, Surrey GU16 5ER

Eurologic Systems Group, Ltd.
Corner House
Main Street, Blessington
Wicklow
Ireland

Eurologic Systems Ltd.
Corner House
Main Street, Blessington
BRCo. Wicklow, Ireland

Richmont Computers Ltd
Corner House
Main Street, Blessington
Wicklow
Ireland